Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment No. 2”) is made and entered into by and between Enstar Group Limited (the “Company”) and Richard J. Harris (“Executive”) as of March 24, 2016.
BACKGROUND
WHEREAS, Executive and the Company are parties to that certain Employment Agreement dated as of May 1, 2007, as amended by certain letter agreements dated May 4, 2011, April 19, 2012 and August 11, 2014 (the “Original Agreement”); and
WHEREAS, Executive and the Company entered into an amendment to the Original Agreement on May 12, 2015 (“Amendment No. 1”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree that Section 9 of Amendment No. 1 shall hereby be replaced in its entirety with the following:
“9. Noncompetition; Non-Solicitation. Notwithstanding Paragraph A on Exhibit A to the Existing Agreement, the “Restriction Period” shall (a) expire with respect to Paragraph A on Exhibit A on the later of June 30, 2016 or the termination of Executive’s employment with the Company, and (b) expire with respect to Paragraph C on Exhibit A on March 31, 2017.”
* * *
IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the dates set forth below.

ENSTAR GROUP LIMITED

By: /s/ Dominic Silvester	/s/ Richard J. Harris

Name:	Dominic Silvester Richard J. Harris

Title:	Chief Executive Officer

Date: March 24, 2016	Date: March 24, 2016